                                                                     EXHIBIT 4.4


                                 FIRST AMENDMENT
                                       TO
                            KOPPEL STEEL CORPORATION
                   HOURLY EMPLOYEES FLEXIBLE COMPENSATION PLAN

        WHEREAS, Koppel Steel Corporation (the "Sponsor") established the Koppel Steel Corporation Hourly Employees Flexible Compensation Plan (the "Plan") effective April 1, 1991;

        WHEREAS, the Sponsor desires to amend the Plan;

        NOW, THEREFORE, the following amendment is adopted, effective as of September 27, 1998:

        Section 13.4 of the Plan is amended by adding the following subparagraph 13.4(e) to read, in its entirety, as follows:

        (e) costs directly related to the funeral expenses of the Participant's spouse or any dependant of the Participant.

        IN WITNESS WHEREOF, the Sponsor has signed this instrument as of the 24th day of September, 1998.


                                       KOPPEL STEEL CORPORATION



                                       By: /s/  William W. Beible
                                          --------------------------------------
                                          William W. Beible, President